SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 1999

                          The MIIX Group, Incorporated
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             (Exact name of registrant as specified in its charter)

Delaware                             001-14593                   22-3586492
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(State or other jurisdiction        (Commission                (IRS Employer
or incorporation)                   File Number)             Identification No.)

               Two Princess Road, Lawrenceville, New Jersey 08648
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                     Address of principal executive offices

Registrant's telephone number, including area code: (609) 896-2404

               Two Princess Road, Lawrenceville, New Jersey 08648
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                     Address of principal executive offices


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         (Former name or former address, if changed since last report.)

Item 5. Other Events

            On December 16, 1999, the MIIX Group, Incorporated (the "Company") issued a press release announcing the appointment of Ken Koreyva as President and Chief Executive Officer of the Company and the approval by the Board of Directors of a Separation Agreement between the Company and Daniel Goldberg, former President and Chief Executive Officer. The Company anticipates that it will take a charge in the fourth quarter of approximately $1.0 million as a result of the payments due pursuant to the Separation Agreement.


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

            Exhibit No                           Exhibits
            ----------                           --------

            99.1 Press Release of The MIIX Group, Incorporated dated December 16, 1999

            99.2 Separation Agreement between the MIIX Group, Incorporated and Daniel Goldberg


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

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 17, 1999                 By: /s/ Thomas Redman
                                              ------------------------------
                                              Name:  Thomas Redman
                                              Title: Chief Financial Officer


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